Exhibit 23.4

Commerce & Finance Law Offices

6F NCI Tower, A12 Jianguomenwai Avenue,

Chaoyang District, Beijing, PRC; Postcode: 100022

Tel: (8610) 65693399 Fax: (8610) 65693838, 65693836, 65693837, 65693839

E-mail Add: beijing@tongshang.com    Website: www.tongshang.com.cn

April 22, 2008

Home Inns & Hotels Management Inc.

Lane No.421 Chang Ping Road, Jing An District

Shanghai 200041

People’s Republic of China

Re: Home Inns

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities” and “Taxation” in the prospectus included in the registration statement on Form F-3, originally filed by Home Inns & Hotels Management Inc. on April 21, 2008, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,

Commerce & Finance Law Offices